SECOND AMENDMENT

SECOND AMENDMENT (this "Amendment"), dated as of June 20, 2002, among RESOLUTION PERFORMANCE PRODUCTS INC., a Delaware corporation ("Holdings"), RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company ("RPP USA"), RPP CAPITAL CORPORATION, a Delaware corporation ("US Finance Corp." and, together with RPP USA, the "US Borrowers" and each, a "US Borrower"), RESOLUTION NEDERLAND B.V., a company organized under the laws of The Netherlands (the "Dutch Borrower" and, together with the US Borrowers, the "Borrowers" and each, a "Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders and the Agents are parties to a Credit Agreement, dated as of November 14, 2000 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided; and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows;

NOW, THEREFORE, it is agreed:

1. Section 9.04(h) of the Credit Agreement is hereby amended by (x) deleting the word "and" appearing at the end of clause (I) thereof and (y) inserting the following new clause (III) at the end of clause (II) thereof:

"and (III) under the Restricted Unit Plan Holdings PIK Junior Subordinated Notes in an aggregate principal amount not to exceed $1,800,000 plus (x) the aggregate principal amount of any additional Restricted Unit Plan Holdings PIK Junior Subordinated Notes issued in respect of regularly scheduled interest payments thereon in accordance with the terms thereof and hereof and less (y) the amount of any repayments of principal thereof after the Second Amendment Effective Date."

2. Section 9.06 of the Credit Agreement is hereby amended by (x) deleting the word "and" appearing at the end of clause (g) thereof, (y) deleting the period appearing at the end of clause (h) thereof and inserting the text "; and" in lieu thereof, and (z) inserting the following new clause (i) at the end thereof:

"(i) RPP USA may pay cash Dividends to Holdings to enable Holdings to, and Holdings may, redeem or purchase Initial Holdings PIK Junior Subordinated Notes and shares of Holdings Common Stock from those Persons which held such Initial Holdings PIK Junior Subordinated Notes and shares of Holdings Common Stock since the Initial Borrowing Date (other than from (x) a member of the Apollo Group, or (y) any employee, consultant, director or officer of any member of the Apollo Group, Holdings or any of its Subsidiaries), provided that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by Holdings in respect of all such Dividends, redemptions and/or purchases made pursuant to this Section 9.06(i) shall not exceed $30,000,000, and (z) at the time of any Dividend, redemption or purchase made pursuant to this Section 9.06(i), no Default or Event of Default shall then exist or result therefrom."

3. Section 9.12(iv) of the Credit Agreement is hereby amended by inserting the following new clause (II) at the end of clause (I) of the proviso appearing in said Section:

"and (II) Holdings may redeem or purchase Holdings PIK Junior Subordinated Notes as expressly permitted by Sections 9.06(b) and (i)".

4. The definition of "Applicable Commitment Fee Percentage" and "Applicable Margin" appearing in Section 11 of the Credit Agreement is hereby amended by restating the first two sentences thereof and the table set forth therein as follows:

"Applicable Commitment Fee Percentage" and "Applicable Margin" shall mean (i) in the case of B Term Loans maintained as (x) Base Rate Loans, a percentage per annum equal to 1.75%, and (y) Eurodollar Loans, a percentage per annum equal to 2.75%, and (ii) in the case of all other Tranches of Loans and in the case of the Commitment Fee, from and after each day of delivery of any certificate in accordance with the first sentence of the following paragraph (each such date, a "Start Date") to and including the End Date described below, the Applicable Margin for such other Tranches of Loans and/or the Applicable Commitment Fee Percentage shall be (subject to any adjustment pursuant to the immediately succeeding paragraph) the respective percentage set forth below opposite the Total Leverage Ratio level indicated to have been achieved in any such respective certificate:
Total Leverage Ratio	A Euro Term Loans and Revolving Loans and Swingline Loans Maintained as Euro Rate Loans	Revolving Loans and Swingline Loans Maintained as Base Rate Loans, and, as provided in Section 1.14, Euro Loans Maintained as Base Rate Loans	Applicable Commitment Fee
Greater than 3.75:1.00	3.00%	2.00%	0.500%
Less than or equal to 3.75:1.00 but greater than 3.25:1.00	2.75%	1.75%	0.500%
Less than or equal to 3.25:1.00 but greater than 2.75:1.00	2.50%	1.50%	0.375%
Less than or equal to 2.75:1.00	2.25%	1.25%	0.375%

5. The definition of "Holdings PIK Junior Subordinated Notes" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text ", the Restricted Unit Plan Holdings PIK Junior Subordinated Notes" immediately following the text "Initial Holdings PIK Junior Subordinated Notes" appearing in said definition.

6. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

"Restricted Unit Plan" shall mean the Restricted Unit Plan dated as of November 14, 2000 of Holdings, as the same may be amended from time to time.

"Restricted Unit Plan Holdings PIK Junior Subordinated Notes" shall mean the pay-in-kind unsecured junior subordinated promissory notes issued by Holdings pursuant to the Restricted Unit Plan, as well as pursuant to Section 8.19, all of which notes shall have terms and conditions identical to the Initial Holdings PIK Junior Subordinated Notes.

"Second Amendment Effective Date" shall have the meaning provided in the Second Amendment to this Agreement, dated as of June 20, 2002.

7. Notwithstanding anything to the contrary contained in Section 9.12 of the Credit Agreement, the Lenders hereby agree that Holdings may modify its existing Indenture, dated as of November 14, 2000, between Holdings and The Bank of New York, as Trustee, solely for the purposes of issuing the Restricted Unit Plan Holdings PIK Junior Subordinated Notes as contemplated in Section 9.04(h)(III) of the Credit Agreement.

8. Each Lender hereby agrees that, in the event the US Borrowers incur Revolving Loans the proceeds of which are used to make the payments described in Section 9.06(i) of the Credit Agreement, the US Borrowers shall have the option at any time thereafter and so long as no Default or Event of Default then exists, in their discretion but with the prior consent of the Administrative Agent, to convert up to $30,000,000 of such Revolving Loans into a new tranche of term loans under the Credit Agreement. Such new tranche of term loans (i) shall be denominated in Dollars, (ii) shall bear interest on the same basis, and at the same Applicable Margins, as are applicable to Revolving Loans, (iii) shall have a final maturity of November 14, 2006, (iv) may not be reborrowed after they are repaid and (v) otherwise shall be afforded substantially the same treatment afforded to the Term Loans under the Credit Agreement (including for purposes of Section 4.01, 4.02 and 15.12 of the Credit Agreement, although such new tranche of term loans shall not be required to have any interim amortization payments). In the event that the US Borrowers elect to exercise the option described above, (i) the Lenders agree that they will enter into a further technical amendment to the Credit Agreement to incorporate the new tranche of term loans, (ii) such option shall apply on a pro rata basis to all RL Lenders and (iii) at the time that such amendment becomes effective, the Revolving Loan Commitment of each RL Lender shall be permanently reduced by the aggregate principal amount of the Revolving Loans of such RL Lender being converted into the new tranche of term loans.

9. This Amendment shall become effective as of the date first above written (the "Second Amendment Effective Date") on the date when (i) Holdings, each Borrower, the Required Lenders and each Lender holding outstanding B Term Loans shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) RPP USA shall have paid to the Administrative Agent for the account of each Lender which executes and delivers a counterpart hereof (including by way of facsimile transmission) to the Administrative Agent prior to 5:00 P.M. (New York time) on June 20, 2002, an amendment fee equal to 0.10% of the sum of each such Lender's (x) Revolving Loan Commitment on the Second Amendment Effective Date and (y) outstanding Term Loans on the Second Amendment Effective Date (taking the Dollar Equivalent of all outstanding A Euro Term Loans).

10. In order to induce the Lenders to enter into this Amendment, Holdings and each Borrower hereby represent and warrant that (i) no Default or Event of Default exists on the Second Amendment Effective Date, both before and after giving effect to this Amendment, and (ii) on the Second Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to Holdings, the US Borrowers and the Administrative Agent.

12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

13. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

14. This Amendment is limited as specified and shall not constitute a modification, acceptance or amendment of any other provision of the Credit Agreement or any other Credit Document.

* * *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

RESOLUTION PERFORMANCE PRODUCTS INC.

By: /s/ Marvin O. Schlanger
Name: Marvin O. Schlanger
Title: Chairman & CEO

RESOLUTION PERFORMANCE PRODUCTS LLC

By: /s/ Marvin O. Schlanger
Name: Marvin O. Schlanger
Title: Chairman & CEO

RPP CAPITAL CORPORATION

By: /s/ Marvin O. Schlanger
Name: Marvin O. Schlanger
Title: Chairman & CEO

RESOLUTION NEDERLAND B.V.

By: /s/ Marvin O. Schlanger
Name: Marvin O. Schlanger
Title: Director

MORGAN STANLEY SENIOR FUNDING INC., Individually and as Administrative Agent

By: /s/ Henry F. D'Alessandro
Name: Henry F. D'Alessandro
Title: Executive Director

[INSERT NAME OF INSTITUTION]

By:
Name:
Title: